Exhibit 99.2



                                  CERTIFICATION

     The undersigned hereby certifies in his capacity as the Chief Financial Officer of Edison Control Corporation (the "Company") that the Annual Report on Form 10-K of the Company for the year ended January 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

                                         EDISON CONTROL CORPORATION
                                         (Registrant)


Date: June 16, 2003                      /s/  Gregory L. Skaar
                                         ---------------------------------------
                                         Gregory L. Skaar
                                         (Chief Financial Officer)